Exhibit 10.9.1

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT, dated as of January 26, 2000, is entered into by and between Max Internet Communications, Inc. (the "Company"), and Boxer Partners LLC, a Delaware limited liability company (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), or by Section 4(2) of the Securities Act; and

         WHEREAS, the Purchaser wishes to purchase, and the Company wishes to issue, upon the terms and subject to the conditions of this Agreement, 727,273 shares of the Company's Common Stock par value $.0001 per share (the "Common Stock") and warrants (the "Warrants") to purchase four hundred thousand (400,000) shares of the Company's common stock, for the aggregate purchase price of four million dollars ($4,000,000) (the "Purchase Price"). The Warrants may be exercised for the purchase of Common Stock, on the terms set forth therein; and

         WHEREAS, the Purchaser has previously loaned to the Company the sum of two million dollars ($2,000,000), which loan is represented by a promissory note, dated January 20, 2000, issued by the Company (the Note"), and the Purchaser has the right (i) to convert the Note into shares of Common Stock and the Common Stock issued by the Company upon such conversion shall be deemed to be credited against the issuance of the shares of Common Stock hereunder or (ii) to have the principal and accrued interest under the Note applied towards payment of the Purchase Price.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       AGREEMENT TO PURCHASE; PURCHASE PRICE

                  a. Purchase of Common Stock and Warrants. On the Closing Date (as defined herein), the Purchaser hereby agrees to purchase from the Company
(i) the Common Stock and (ii) the Warrants to purchase four hundred thousand (400,000) shares of Common Stock, which shall be issued in substantially the form attached hereto as Exhibit A. The aggregate purchase price for the Common Stock, and the Warrants (together, the "Securities") shall be four million dollars ($4,000,000) and shall be payable in same day funds. The Company and the Purchaser acknowledge and agree that the Purchaser is applying the principal and interest accrued under the Note towards payment of the Purchase Price.

                  b. Closing. The Securities to be purchased by the Purchaser hereunder, shall be delivered by or on behalf of the Company for the account of the Purchaser in definitive form, and in such denominations and registered in such names as the Purchaser or its representative, if any, may request upon notice to the Company, against payment by the Purchaser or on its behalf of the purchase price therefor by wire transfer to an account of the Company, all at the offices of Cohen Tauber Spievack & Wagner LLP, 1350 Avenue of the Americas, 26th Floor, New York, New York 10019, at 9:30 a.m., New York time on January 25, 2000, or at such other time and date as the Purchaser or its representative, if any, and the Company may agree upon in writing (the "Closing Date").

2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

                  a. The Purchaser and each of its equity owners is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of the business and financial experience of its management, to protect its own interests in connection with the transactions described in this Agreement and the related documents, (iii) able to afford the entire loss of its investment in the Securities and (iv) an accredited investor.

                  b. All subsequent offers and sales of the Securities, including, without limitation the Warrants and the Common Stock issuable upon exercise the Warrants, shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.

                  c. The Purchaser understands that the Securities are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truth and accuracy of the Purchaser's representations and warranties, and the Purchaser's compliance with its agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

                  d. The Purchaser: (i) has been provided with sufficient information with respect to the business of the Company and such documents relating to the Company as the Purchaser has requested and Purchaser has carefully reviewed the same including, without limitation, the Company's Proxy Statement for its 1999 annual meeting of shareholders, Form 10KSB for the year ended June 30, 1999 and Form 10-QSB for the quarter ended September 30, 1999 filed with the Securities and Exchange Commission ("the Commission"), (ii) has been provided with such additional information with respect to the Company and its business and financial condition as the Purchaser, or the Purchaser's agent or attorney, has requested, and (iii) has had access to management of the Company and the opportunity to discuss the information provided by management of the Company and any questions that the Purchaser has had with respect thereto have been answered to the full satisfaction of the Purchaser.



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

                  e. The Purchaser has the requisite power and authority to enter into this Agreement and the registration rights agreement, dated the date hereof, between the Company and the Purchaser (the "Registration Rights Agreement") attached hereto as Exhibit B, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Purchaser; and such agreements, when executed and delivered by each of the Purchaser and the Company will each be a valid and binding agreement of the Purchaser, enforceable in accordance with their respective terms, except to the extent that enforcement of each such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

3.       REPRESENTATIONS OF THE COMPANY

                  The Company represents and warrants to the Purchaser that:

                  a. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction. Each of the Company and its subsidiaries is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole.
Schedule 3(a) lists all subsidiaries of the Company and, except as noted therein, all of the outstanding capital stock of such subsidiaries is owned of record and beneficially by the Company.

                  b. Capitalization. On the date hereof, the authorized capital of the Company consists of 50,000,000 shares of Common Stock, par value $.0001 per share, of which 15,924,492 are issued and outstanding and 50,000,000 shares of preferred stock, par value $.0001 per share of which no shares are issued and outstanding. Schedule 3(b) sets forth all of the options, warrants and convertible securities of the Company, and any other rights to acquire securities of the Company (collectively, the "Derivative Securities") which are outstanding on the date hereof, including in each case (i) the name and class of such Derivative Securities, (ii) the issue date of such Derivative Securities,
(iii) the number of shares of Common Stock of the Company into which such Derivative Securities are convertible as of the date hereof, (iv) the conversion or exercise price or prices of such Derivative Securities as of the date hereof,
(v) the expiration date of any conversion or exercise rights held by the owners of such Derivative Securities and (vi) any registration rights associated with such Derivative Securities or outstanding Common Stock..

                  c. Concerning the Common Stock and the Warrants. The Common Stock and the Common Stock issuable upon exercise of the Warrants when issued, shall be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such a holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire any of the Securities, or the Common Stock issuable to the Purchaser pursuant to the terms of the Securities Purchase Agreement Warrants.


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


                  d. Reporting Company Status. The Common Stock is registered as a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has duly filed all materials and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act, if any, prior to the offer and sale of the Securities. The Common Stock is listed and traded on the OTC Bulletin Board, and the Company is not aware of any pending or contemplated action or proceeding of any kind to suspend the trading of the Common Stock.

                  e. Authorized Shares. The Company has legally available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to (i) issue the shares of Common Stock being purchased by the Purchaser and (ii) effect the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of shares of Common Stock upon (i) issuance of the shares of Common Stock purchasable hereunder by the Purchaser and (ii) the exercise of the Warrants. The Company further acknowledges that its obligation to issue shares of Common Stock (i) purchasable by Purchaser hereunder and (ii) upon exercise of the Warrants, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"). In the event the Company becomes a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the exercise of the Warrants. The Company agrees, without cost or expense to the Purchaser, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

                  f. Legality. The Company has the requisite corporate power and authority to enter into this Agreement and to issue and deliver (i) the shares of Common Stock purchasable hereunder and the Warrants, and (ii) the Common Stock issuable upon the exercise of the Warrants.

                  g. Transaction Agreements. This Agreement, the Registration Rights Agreement, and the Warrants (collectively, the "Primary Documents"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and this Agreement is, and the other Primary Documents, which are being executed and delivered by the Company simultaneously with the execution and delivery of this Agreement, are the legal, valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Primary Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

                  h. Non-contravention. The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company of the other transactions contemplated by this Agreement and each of the other Primary Documents, does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Company, or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or any of their properties or assets are bound, or any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or United States federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company, or its subsidiaries. Except as set forth on Schedule 3(h), neither the filing of the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement nor the offering or sale of the Warrant and if the Warrant is exercised, the Common Stock issuable upon such exercise, as applicable, gives rise to any rights, other than those which have been waived or satisfied on or prior to the Closing Date, for or relating to the registration of any shares of the Common Stock.


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

                  i. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Documents.

                  j. SEC Filings. None of the reports or documents filed by the Company with the Commission (the "SEC Documents") contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  k. Stabilization. Neither the Company, nor any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock.

                  l. Absence of Certain Changes. Except as disclosed in the Company's SEC Documents and since June 30, 1999, there has been no material adverse change nor any material adverse development in the business, properties, operations, financial condition, prospects, outstanding securities or results of operations of the Company.

                  m. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser (i) that could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or the earnings, business affairs, properties or assets of the Company or (ii) that could reasonably be expected to materially and adversely affect the ability of the Company to perform the obligations set forth in the Primary Documents. The representations and warranties of the Company set forth in this Agreement (and the schedules hereto) do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

                  n. Title to Properties; Liens and Encumbrances. The Company has good and marketable title to all of its material properties and assets, both real and personal, and has good title to all its leasehold interests, in each case subject only to mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges created in the ordinary course of business.




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

                  o. Patents and Other Proprietary Rights. The Company has sufficient title and ownership or holds under valid license of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the conduct of its business as now conducted and as proposed to be conducted, and such business does not and would not conflict with or constitute an infringement on the rights of others.

                  p. Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would materially and adversely affect the business or financial condition of the Company. The Company is not in default in any respect under any of such franchises, permits, licenses or similar authority.

                  q. Absence of Litigation. Except as disclosed in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, in which an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or the transactions contemplated by the Primary Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents.

                  r. No Default. Each of the Company and its subsidiaries is not in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.

                  s. Transactions with Affiliates. Except as disclosed in the Company's public filings with the Commission, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates that, had they existed June 30, 1999, would have been required to be disclosed in the Company's 1999 Annual Report to stockholders.

                  t. Employment Matters. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.



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

                  u. Insurance. The Company maintains property and casualty, general liability, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering the Company, or any of its subsidiaries, presently in force.

                  v. Taxes. All applicable tax returns required to be filed by the Company and each of its subsidiaries have been prepared and filed in compliance with all applicable laws, or, if not yet filed, have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, its subsidiaries, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Company or its subsidiaries to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole.

                  w. Foreign Corrupt Practices Act. Neither the Company nor any of its directors, officers or other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to any political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  x. Investment Company Act. The Company is not conducting, and does not intend to conduct, its business in a manner which would cause it to become, an "investment company," as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

                  y. Agent Fees. Except for fees payable to Coleman & Company Securities, Inc. as set forth on Schedule 3(y) hereto, which fees shall be paid by the Company, the Company has not incurred any liability for any finder's or brokerage fees or agent's commissions in connection with the offer and sale of the transactions contemplated by this Agreement.

                  z. Private  Offering.   Subject   to   the   accuracy  of  the
Purchaser's representations and warranties set forth in Section 2 hereof, the offer, sale and issuance of (i) the Securities or (ii) the issuance of Common Stock upon exercise of the Warrant are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Common Stock or the Warrants, or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Securities by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.


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

                  aa. Year 2000 Processing. The computer systems used by the Company and its subsidiaries (the "Systems"), both hardware and software, are in good working order. The Company has taken steps that are reasonable to ensure that the occurrence of the year 2000 will not materially and adversely affect the Systems of the Company, its subsidiaries, or their business, and no material expenditures in excess of currently budgeted items will be required in order to cause such Systems to operate properly following the change of the year 1999 to 2000. The Company and its subsidiaries have resolved or are in the process of resolving any issues discovered as a result of year 2000 inquires or compliance testing or otherwise known to the Company.

                  bb. Environmental Matters. Neither the Company and its subsidiaries, nor any predecessor in interest nor, to the Company's knowledge, after due inquiry, any other person has ever caused or permitted any Hazardous Material (as defined below) to be released, treated or disposed of on, at, under or within any real property owned, leased or operated by the Company and its subsidiaries or any predecessor in interest, and no such real property has ever been used (either by the Company and its subsidiaries, any predecessor in interest or, to the Company's knowledge, after due inquiry, by any other person) as a treatment, storage or disposal site for any Hazardous Material. The Company has no liabilities with respect to Hazardous Materials, and to the knowledge of the Company, after due inquiry, no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials, which could have any reasonable likelihood of having a material adverse effect on the Company. For purposes of this Agreement "Hazardous Materials" shall mean (i) any pollutants or contaminations, (ii) any asbestos or insulation or other material composed of or containing asbestos and (iii) any petroleum product and any hazardous, toxic or dangerous waste, substance or material defined as such in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree concerning the protection of human health or the environment or otherwise regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

                  cc. Intellectual Property. Except as set forth in the SEC Documents, to the best of the Company's knowledge, each of the Company and its subsidiaries owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are described in the SEC Documents; except as set forth in the SEC Documents, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business of the Company and its subsidiaries, taken as a whole, as presently conducted; and, except as set forth in the SEC Documents, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with the asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, or business of the Company and its subsidiaries, taken as a whole, as presently conducted.


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

4.       CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. Transfer Restrictions. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, (i) neither (A) the Securities, including without limitation, the Warrant, or Common Stock issuable upon exercise of the Warrant, may not be transferred unless they are (1) subsequently registered thereunder or otherwise registered pursuant to the Securities Act, or (2) they are transferred pursuant to an exemption from such registration; and (ii) any sale of the Securities, including without limitation the Warrant, or the Common Stock issuable upon exercise of the Warrant made in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any such resale under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with another exemption under the Securities Act and the rules and regulations of the Commission thereunder. The provisions of Section 4(a) and 4(b) hereof, together with the rights of the Purchaser under this Agreement and the other Primary Documents, shall be binding upon any subsequent transferee of the Securities and the Warrant.

                  b. Restrictive Legend. The Purchaser acknowledges and agrees that, until such time as the Securities or the Common Stock issuable upon exchange thereof shall have been registered under the Securities Act or the Purchaser demonstrates to the reasonable satisfaction of the Company and its counsel that such registration shall no longer be required, such Securities or the Common Stock issuable upon exchange thereof may be subject to a stop-transfer order placed against the transfer of such Securities, and such Securities shall bear a restrictive legend in substantially the following form:

                  THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

                  c. Filings. The Company undertakes and agrees that it will make all required filings in connection with the sale of the Securities, including shares of Common Stock issuable upon exercise of the Warrants, to the Purchaser as required by United States laws and regulations, or by any domestic securities exchange or trading market, including, upon exercise of the Warrants for trading on the OTC Bulletin Board or the filing of a listing application with NASDAQ to list all of the shares of Common Stock issuable upon the exercise of the Warrants, as applicable, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the rules and regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings.

                  d. Reporting Status. So long as the Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

                  e. State Securities Filings. The Company shall from time to time promptly take such action as the Purchaser or any of its representatives, if applicable, may reasonably request to qualify the Securities or the Common Stock issuable upon exercise of the Warrants for offering and sale under the securities laws (other than United States federal securities laws) of the jurisdictions in the United States as shall be so identified to the Company, and to comply with such laws so as to permit the continuance of sales therein, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to the service of process in any jurisdiction.

                  f. Use of Proceeds. The Company will use all of the net proceeds from the issuance of the Securities for technology application developments and working capital.

                  g. Reservation of Common Stock. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the exercise of the Warrants.

                  h. Sales of Additional Shares. The Company shall not, directly or indirectly, without the prior written consent of the Purchaser, offer, sell, offer to sell, contract to sell or otherwise dispose of any of its securities or any security or other instrument convertible into or exchangeable for shares of its capital stock (each a "Capital Issuance Event"), in each case, for a period beginning on the date hereof and ending two hundred seventy (270) days after the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Commission (the "Lock-Up Period"), which (i) are issued at or convertible into or contain rights to purchase Common Stock at a price of less than $5.50 per share, (ii) contain provisions for re-pricing or
(iii) are convertible into Common Stock at a price which adjusts based upon changes in market price.

                  i. Right of First Refusal. Subject to Section 4(h), if during the nine (9) month period following the Lock-Up Period the Company shall desire to sell, offer to sell, contract to sell or otherwise dispose of any securities or any security or other instrument convertible into or exchangeable for shares of Common Stock (collectively, the "Offered Securities") to a prospective investor (the "Prospective Investor"), the Company shall notify (the "Offer Notice") the Purchaser in accordance with Section 10 hereof of the terms (the "Third Party Terms") on which the Company proposes to sell, contract to sell or otherwise dispose of the Offered Securities to the Prospective Investor. If, within the five (5) day period following the Purchaser's receipt of the Offer Notice, the Purchaser delivers a written notice (the "Acceptance Notice") to the Company stating its desire to purchase all or any portion of the Offered Securities on the Third Party Terms, the Company shall be required to sell the Offered Securities (or any portion thereof so desired by the Purchaser) to the Purchaser at the price and on the terms set forth in the Offer Notice and the Company shall not be permitted to sell such Offered Securities to the Prospective Investor. If the Purchaser does not deliver an Acceptance Notice to the Company in such five (5) day period, then for a period of sixty (60) days following the date of the Offer Notice the Company may sell the Offered Securities to the Prospective Investor on the terms set forth in the Offer Notice. Notwithstanding the foregoing, the Purchaser shall not have a right to purchase any portion of the Offered Securities if such Offered Securities consist of shares of Common Stock and are to be sold or issued by the Company
(i) for the aggregate consideration of at least $15 million in connection with a bona fide, firm commitment, underwritten public offering under the Securities Act; (ii) in connection with a bona fide transaction involving the acquisition of another business entity or segment of any such entity by the Company by merger, asset, purchase, stock purchase or otherwise; (iii) in connection with a stock split, stock dividend or similar recapitalization of the Company which affects all holders of the Company's Common Stock on an equivalent basis, or
(iv) on arms length terms to a strategic third party investor providing business services directly relating to the Company, in each case, without the prior written consent of the Purchaser (each a "Capital Issuance Event"); provided, however, that the Company shall give the Purchaser at least fifteen (15) days prior written notice of the occurrence of any Capital Issuance Event. In addition, the Company agrees that it will not cause any shares of its capital stock that are issued in connection with a transaction of the type contemplated by clause (ii) (or upon the conversion or exercise of other securities that are issued in connection with such transaction) or that were issued in connection with financing, acquisition or other transaction that occurred prior or subsequent to the date of this Agreement to be covered by a registration statement that is filed with the Commission or declared effective by the Commission prior to the time that the Common Stock, Warrants and Common Stock issuable upon exercise thereof are covered by a registration statement filed by the Company pursuant to its obligations under the Registration Rights Agreement has been effective under the Securities Act for a period of at least one hundred twenty (120) days during which one hundred twenty (120) day period the Company has not notified the Purchaser that such registration statement or the prospectus included in such registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  j. Ownership. At no time shall the Purchaser (including its officers, directors and affiliates) maintain in the aggregate beneficial ownership (as defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended) of shares of Common Stock in excess of 9.999% of the Company's outstanding Common Stock unless the Purchaser gives the Company at least sixty-one days notice that it intends to increase its ownership position.

5.       TRANSFER AGENT INSTRUCTIONS.

                  a. The Company warrants that no instruction, other than the instructions referred to in this Section 5 and stop transfer instructions to give effect to Sections 4(a) and 4(b) hereof prior to the registration and sale of the Securities in the manner contemplated by the Registration Rights Agreement, will be given by the Company to the transfer agent and that the shares of Common Stock issuable upon exercise of the Warrants shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Purchaser provides the Company with an opinion of counsel reasonably satisfactory (as to both the identity of such counsel and the content of such opinion) to the Company and its counsel that registration of a resale by the Purchaser of any of the Securities in accordance with clause (1)(B) of
Section 4(a) of this Agreement is not required under the Securities Act, the Company shall permit the transfer of the Securities and, in the case of the Common Stock, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such names and in such denominations as specified by the Purchaser.

                  b. The Company will permit the Purchaser to exercise its right to exercise the Warrants by faxing an executed and completed Form of Election to Purchase, as applicable, to the Company, and delivering within three (3) business days thereafter, the original Form of Election to Purchase (and the Warrant) to the Company by hand delivery or by express courier, duly endorsed. Each date on which a Form of Election to Purchase is faxed to the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." The Company will transmit the certificates representing the Common Stock issuable upon exercise of the to the Purchaser via express courier as soon as practicable, but in all events no later than five (5) business days in the case of the exercise of the Warrant after the Conversion Date (the "Delivery Date"). For purposes of this Agreement, any exercise of the Warrants shall be deemed to have been made immediately prior to the close of business on the Conversion Date.

                  c. In lieu of delivering physical certificates representing the Common Stock issuable upon the exercise of the Warrants, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, on the written request of the Purchaser, who shall have previously instructed the Purchaser's prime broker to confirm such request to the Company's transfer agent, the Company shall cause its transfer agent to electronically transmit such Common Stock to the Purchaser by crediting the account of the Purchaser's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system no later than the applicable Delivery Date.

                  d. The Company understands that a delay in the issuance of Common Stock beyond the applicable Delivery Date could result in an economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay to the Purchaser for late issuance of Common Stock upon exercise of the Warrants the sum of $2,500 per day for any or all shares of Common Stock purchased upon the exercise of the Warrants. The Company shall pay any payments that are payable to the Purchaser pursuant to this Section 5 in immediately available funds upon demand. Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to so issue and deliver Common Stock to the Purchaser. Furthermore, in addition to any other remedies which may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of such Common Stock within five (5) business days after the relevant Delivery Date, the Purchaser will be entitled to revoke the relevant Form of Election to Purchase by delivering a notice to such effect to the Company, whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to delivery of such Form of Election to Purchase. For purposes of this Section 5, "business day" shall mean any day in which the financial markets of New York are officially open for the conduct of business therein.

6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE THE SECURITIES.

         Purchaser understands that the Company's obligation to issue the Securities on the Closing Date to Purchaser pursuant to this Agreement is conditioned upon:

                  a. The accuracy on the Closing Date of the representations and warranties of Purchaser contained in this Agreement as if made on the Closing Date and the performance by Purchaser on or before the Closing Date of all covenants and agreements of Purchaser required to be performed on or before the Closing Date;

                  b. The absence or inapplicability of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

7.       CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE THE SECURITIES.

         The Company understands that Purchaser's obligation to purchase the Securities on the Closing Date is conditioned upon:

                  a. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date, and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date;

                  b. On the Closing Date, the Purchaser shall have received (i) the shares of Common Stock purchasable hereunder, and (ii) the Warrants, in substantially the form of Exhibit A hereto.

                  c. On the Closing Date, the Purchaser shall have received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to Purchaser, to the effect set forth in Exhibit C attached hereto;

                  d. On the Closing Date the Company shall have executed and delivered a signed counterpart to the Registration Rights Agreement, in form, scope and substance reasonably satisfactory to Purchaser, to the effect set forth in Exhibit B attached hereto;

                  e. On the Closing Date, the Purchaser shall have received a certificate executed by (i) the President or the Chairman of the Company and
(ii) the Chief Financial Officer of the Company, stating that all of the representations and warranties of the Company set forth in this Agreement are accurate as of the Closing Date and that the Company has performed all of its covenants and agreements required to be performed under this Agreement on or before the Closing Date;

                  f. On the Closing Date, the Purchaser shall have received from the Company such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Company in connection with the Primary Documents contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchaser;

                  g. On or prior to the Closing Date, there shall not have occurred any of the following: (i) a suspension or material limitation in the trading of securities generally on the New York Stock Exchange, NASDAQ National Market, NASDAQ SmallCap or OTC Bulletin Board; (ii) a general moratorium on commercial banking activities in New York declared by the applicable banking authorities; (iii) the outbreak or escalation of hostilities involving the United States, or the declaration by the United States of a national emergency or war; or (iv) a change in international, political, financial or economic conditions, if the effect of any such event, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to proceed with the purchase of the Securities on the terms and in the manner contemplated in this Agreement and in the other Primary Documents.

                  h. The Company shall have delivered to the Purchaser reimbursement of the Purchaser's out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement (including fees and disbursements of the Purchaser's legal counsel in the amount of $16,800.00).

8.       EXPENSES.

                  The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Purchaser and Purchaser's counsel in connection with the issuance of the Securities payable on the Closing Date, (b) all expenses in connection with registration or qualification of the Securities for offering and sale under state securities laws as provided in Section 4(f) hereof, and (c) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including the fees and disbursements of the Company's counsel, accountants and other professional advisors, if any. If the Company fails to satisfy its obligations or to satisfy any condition set forth in this Agreement, as a result of which the Securities are not delivered to the Purchaser on the terms and conditions set forth herein, the Company shall reimburse the Purchaser for any out-of-pocket expenses reasonably incurred in making preparations for the purchase, sale and delivery of the Securities not so delivered.

9.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company and the Purchaser shall survive the execution and delivery of this Agreement and the delivery of the Common Stock and the Warrants for a period of. eighteen (18 ) months.

10.      GOVERNING LAW; MISCELLANEOUS

                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to principles of conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Securities. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

11.      NOTICES.

                  Any notice  required or permitted  hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

                           If to the Company to:

                           MAX Internet Communications, Inc.
                           8115 Preston Road
                           Dallas, Texas 75225
                           Att.:   Lawrence R. Biggs, Jr.
                           Tel.:   (214) 691-0055
                           Fax: (214) 691-0887

                           With a copy to:

                           Glast, Phillips & Murray
                           2200 One Galleria Tower
                           13355 Noel Road, L.B. 48
                           Dallas, Texas 75240-6657

                           Att.:  Ronald L. Brown, Esq.
                           Tel.:  (972) 419-9300
                           Fax:  (972) 419-8329

                           If to the Purchaser to:

                           Boxer Partners LLC
                           c\o WEC Asset Management LLC
                           One World Trade Center, Suite #4563
                           New York, New York  10048
                           Attention:  Ethan Benovitz
                           Tel:  (212) 775-9299
                           Fax: (212) 775-9311

                           With a copy to:

                           Cohen Tauber Spievak & Wagner LLP
                           1350 Avenue of the Americas
                           26th Floor
                           New York, New York  10019
                           Att.:  Jay Spievak, Esq.
                           Tel.:  (212) 519-5195
                           Fax:  (212) 262-1766

12.      INDEMNIFICATION.

                  The Company agrees to indemnify the Purchaser and each officer, director, employee, agent, partner, stockholder, member and affiliate of the Purchaser (collectively, the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Company herein or in any of the other Primary Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Company herein or in any of the other Primary Documents and (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Company in connection with the sale or issuance of the Securities, by the Company to the Purchaser (collectively, the "Indemnified Liabilities"). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, this Securities Purchase Agreement has been duly executed by each of the undersigned.

                                 Max Internet Communications, Inc.

                                 By:____________________________________
                                 Name:

                                 Title:

                                 BOXER PARTNERS LLC
                                 By:  WEC Asset Management LLC,
                                        Manager

                                 By:____________________________________
                                       Name:  Ethan Benovitz
                                       Title:  Managing Director

                                  EXHIBIT INDEX

EXHIBIT A                                  FORM OF WARRANT
EXHIBIT B                                  FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT C                                  FORM OF OPINION OF COUNSEL TO COMPANY

                                 SCHEDULE INDEX

SCHEDULE 3(a)                                         LIST OF SUBSIDIARIES

SCHEDULE 3(b)                                         CAPITALIZATION, DERIVATIVE
                                                      SECURITIES AND
                                                      REGISTRATION RIGHTS

SCHEDULE 3(h)                                         NON-CONTRAVENTION

SCHEDULE 3(y)                                         FEES